UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2013

Steelcase Inc.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 44th Street SE, Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (616) 247-2710

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (d)

The Board of Directors of Steelcase Inc. (the "Company") has appointed James P. Keane to serve as the Company's President and Chief Operating Officer, effective April 22, 2013. James P. Hackett, who previously served as President and Chief Executive Officer of the Company, will continue as Chief Executive Officer. In addition, the Company's Board of Directors has elected Mr. Keane to serve as a member of the Board of Directors, effective April 22, 2013, with a term expiring at the Company's 2013 annual shareholders' meeting.

Mr. Keane, age 53, was appointed Chief Operating Officer in November 2012 and served as President, Steelcase Group from October 2006 to November 2012. Mr. Keane joined the Company in 1997.

Item 7.01. Regulation FD Disclosure.

The Company has issued a press release announcing Mr. Keane's appointment as President and election as a director. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

d) EXHIBITS.

Exhibit Number	Description
99.1	Steelcase Inc. Press Release dated April 24, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc. (Registrant)
April 24, 2013 (Date)	/s/ MARK T. MOSSING Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)